Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated October 14, 2020, in Amendment No. 3 to the Registration Statement (Form F-1 No. 333-250186) and related Prospectus of IDEX Biometrics ASA for the registration of its ordinary shares.

/s/ Ernst & Young AS

Oslo, Norway

February 25, 2021